Exhibit 99.1

Paramount Group, Inc. Announces First Quarter 2015 Results

– Reports Core FFO of $0.18 per Diluted Share –

NEW YORK - May 7, 2015 – Paramount Group, Inc. (NYSE: PGRE) (the “Company”), today reported results for the quarter ended March 31, 2015.

First Quarter Highlights:

•	Reported Core Funds from Operations (“Core FFO”) attributable to Paramount Group, Inc. of $39.0 million, or $0.18 per diluted share, for the quarter ended March 31, 2015.

•	Leased 155,828 square feet at a weighted average initial rent of $75.70 per square foot.

•	Manhattan leased percentage increased to 95.5% at March 31, 2015, up 110 basis points from December 31, 2014. Portfolio leased percentage increased to 94.6% at March 31, 2015, up 70 basis points from December 31, 2014.

•	On March 27, 2015 the Company paid a cash dividend of $0.039 per share for the 38-day period following the completion of the Company’s initial public offering and ending on December 31, 2014.

•	On March 30, 2015 the Company paid a regular quarterly cash dividend of $0.095 per share for the first quarter ended March 31, 2015.

Financial Results for the First Quarter Ended March 31, 2015

Core FFO attributable to Paramount Group, Inc. was $39.0 million, or $0.18 per diluted share, for the quarter ended March 31, 2015. Core FFO excludes the impact of (i) unrealized gains on interest rate swaps, including the Company’s pro rata share of such gains of a partially owned entity, (ii) acquisition and transaction related costs and (iii) severance costs. The aggregate of these items, net of amounts attributable to non-controlling interests, was $4.4 million, or $0.02 per diluted share. FFO attributable to Paramount Group, Inc. which includes the impact of these items, was $43.3 million, or $0.20 per diluted share, for the quarter ended March 31, 2015.

Net loss attributable to Paramount Group, Inc. was $9.7 million, or $0.05 per diluted share, for the quarter ended March 31, 2015.

Portfolio Operations

As of March 31, 2015, our portfolio consisted of 12 Class A office properties aggregating approximately 10.4 million square feet that was 94.6% leased.

During the first quarter we leased 155,828 square feet at a weighted average initial rent of $75.70 per square foot. This leasing activity, offset by lease expirations during the quarter, increased portfolio wide occupancy by 70 basis points from December 31, 2014. Of these leases, 23,730 square feet represent second generation space (space that has been vacant for less than twelve months) for which we achieved positive mark-to-market of 17.3% on a cash basis and 13.6% on a GAAP basis. The average lease term for leases signed during the first quarter was 14.3 years and tenant improvements and leasing commissions on these leases were $7.83 per square foot per annum, or 10.3% of initial rent.

Investor Conference Call and Webcast

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard Time on May 8, 2015, to discuss first quarter 2015 results. The number to call is 1-877-407-0789 (domestic) and 1-201-689-8562 (international). A live webcast will be available in the Investors section of the Company’s website. A replay of the conference call will be available through May 22, 2015, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13607183.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by National Association of Real Estate Investment Trusts, (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items, including acquisition and transaction related costs and unrealized gains or losses on interest rate swaps, which we believe enhances the comparability of our FFO across periods.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Package.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31, 2015	December 31, 2014
ASSETS:
Rental Property
Land	$2,042,071	$2,042,071
Buildings and improvements	5,503,475	5,488,168

	7,545,546	7,530,239
Accumulated depreciation and amortization	(121,165)	(81,050)

Rental Property, net	7,424,381	7,449,189
Real estate fund investments	324,282	323,387
Investments in partially owned entities	6,370	5,749
Cash and cash equivalents	380,889	438,599
Restricted cash	53,864	55,728
Marketable securities	21,386	20,159
Deferred rent receivable	24,261	8,267
Accounts and other receivables, net	12,863	7,692
Deferred charges, net	43,713	39,165
Intangible assets, net	629,021	669,385
Other assets	31,948	13,121

Total Assets	$8,952,978	$9,030,441

LIABILITIES:
Mortgages and notes payable	$2,852,754	$2,852,287
Credit facility	—	—
Due to affiliates	27,299	27,299
Loans payable to noncontrolling interests	43,188	42,195
Accounts payable and accrued expenses	78,282	93,472
Deferred income taxes	3,183	2,861
Interest rate swap liabilities	182,218	194,196
Intangible liabilities, net	210,964	219,228
Other liabilities	45,742	43,950

Total Liabilities	3,443,630	3,475,488
EQUITY:
Paramount Group, Inc. stockholders’ equity	3,829,373	3,910,862
Noncontrolling interests in consolidated joint ventures and funds	685,176	685,888
Noncontrolling interests in Operating Partnership	994,799	958,203

Total Equity	5,509,348	5,554,953

TOTAL LIABILITIES AND EQUITY	$8,952,978	$9,030,441

Paramount Group, Inc.

Consolidated Statement of Income

(Unaudited and in thousands, except share and per share data)

Quarter Ended March 31, 2015
REVENUES:
Property rentals	$126,402
Straight-line rent adjustments	15,951
Amortization of below-market leases, net	890

Rental income	143,243
Tenant reimbursement income	13,488
Fee income	1,535
Other income	2,960

Total revenues	161,226
EXPENSES:
Operating	61,884
Depreciation and amortization	73,583
General and administrative	12,613

Total expenses	148,080
Operating income	13,146
Income from real estate fund investments	5,221
Income from partially owned entities	975
Unrealized gains on interest rate swaps	11,978
Interest and other income, net	854
Interest and debt expense	(41,888)
Acquisition and transaction related costs	(1,139)

Net loss before income taxes	(10,853)
Income tax expense	(574)

Net loss	(11,427)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures and funds	(668)
Operating Partnership	2,364

Net loss attributable to Paramount Group, Inc.	$(9,731)

Weighted average common shares outstanding
Basic	212,106,718

Diluted	212,106,718

Net loss per share attributable to Paramount Group, Inc.
Basic	$(0.05)

Diluted	$(0.05)

Paramount Group, Inc.

Reconciliation of Net Income to Funds from Operations

And Core Funds from Operations

(Unaudited and in thousands, except share and per share data)

Quarter Ended
March 31, 2015
Reconciliation of net loss to FFO:
Net loss	$(11,427)
Real estate depreciation and amortization	73,583
Pro rata share of real estate depreciation and amortization of partially owned entities	1,476

FFO	63,632
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures and funds	(9,789)
Operating Partnership	(10,526)

FFO attributable to Paramount Group, Inc.	$43,317

Per diluted share	$0.20

Reconciliation of FFO to Core FFO:
FFO	$63,632
Non-core (income) expense:
Acquisition, transaction and formation related costs	1,139
Severance costs	3,315
Unrealized gains on interest rate swaps	(11,978)
Pro rata share of unrealized gains on interest rate swaps of partially owned entities	(386)

Core FFO	55,722
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures and funds	(7,291)
Operating Partnership	(9,468)

Core FFO attributable to Paramount Group, Inc.	$38,963

Per diluted share	$0.18

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	212,106,718
Effect of dilutive securities	11,928

Denominator for FFO per diluted share	212,118,646

Contact Information:

Investor Relations:

212-492-2298

IR@paramount-group.com

OR

Media:

212-492-2285

PR@paramount-group.com